UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):

May 3, 2007

MAXWELL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15477	95-2390133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9244 Balboa Avenue

San Diego, California 92133

(Addresses of principal executive offices, including zip code)

(858) 503-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

At the 2007 Annual Meeting of Stockholders of Maxwell Technologies, Inc. (the “Company”) held on May 3, 2007, stockholders approved the amendment to the Company’s 2005 Omnibus Equity Incentive Plan (the “Incentive Plan”) to increase the number of shares authorized for issuance under the Incentive Plan from 750,000 to 1,750,000 shares. The amendment to the Incentive Plan was approved by the Company’s Board of Directors on February 27, 2007, but it was not effective until it was also approved by stockholders. The material terms of the amendment to the Incentive Plan are set forth in detail in “Proposal 3”, beginning on page 13 of the Company’s 2007 definitive proxy statement filed with the Securities and Exchange Commission on April 4, 2007, which discussion is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 10.1	Maxwell Technologies, Inc. 2005 Omnibus Equity Incentive Plan, as amended through May 3, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.

By:	/s/ Richard Balanson
Richard Balanson
Chief Executive Officer

Date: May 7, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.1	Maxwell Technologies, Inc. 2005 Omnibus Equity Incentive Plan, as amended through May 3, 2007